Exhibit 1.1


                             UNDERWRITING AGREEMENT
                      Lexington Corporate Properties Trust

                             2,500,000 Common Shares
                               ($0.0001 par value)


                                                                  July 12, 2005

Wachovia Capital Markets, LLC
7 St. Paul Street, 1st Floor
Baltimore, MD  21202

Ladies and Gentlemen:

         Lexington Corporate Properties Trust, a statutory Maryland real estate investment trust (the "Company"), proposes to issue and sell to Wachovia Capital Markets, LLC (the "Underwriter") 2,500,000 common shares (the "Offered Shares") of beneficial interest of the Company, $.0001 par value per share (the "Common Shares").

         The Company and each of Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P. and Net 3 Acquisition L.P., for each of which the Company serves, directly or indirectly, as sole general partner (each, a "Partnership" and collectively, the "Partnerships"), hereby agree with the Underwriter as follows:

1. Representations and Warranties with Respect to Registration Under the Act. As of the date hereof, the Company and each Partnership, jointly and severally, represent and warrant to, and agree with, the Underwriter that:

         (a) A registration statement on Form S-3 (File No. 333-121708) with respect to the Offered Shares, including a base prospectus dated January 31, 2005 (the "Base Prospectus"), was prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "1933 Act Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, was filed with the Commission and was declared effective on January 31, 2005. As of the date hereof, no securities have been offered or sold (other than the Offered Shares) under the Registration Statement, as defined below. No stop order suspending the effectiveness of such registration statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. A prospectus supplement (the "Prospectus Supplement") setting forth the final terms of the offering, sale and plan of distribution of the Offered Shares and additional information concerning the Company and its business has been or will be so prepared and will be filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the 1933 Act Rules and Regulations). Copies of such registration statement, the Prospectus Supplement, including all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the registration statement and of each amendment thereto) have been delivered or made available to the Underwriter and its counsel. The registration statement, including the Base Prospectus, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and as it may have been subsequently amended, is referred to herein as the "Registration Statement." The term "Prospectus" as used herein means the Base Prospectus together with the Prospectus Supplement. Any reference herein to the Registration Statement or the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the Incorporated Documents, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any Incorporated Documents. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto filed prior to the date hereof or during the period the Prospectus is required to be delivered in connection with the sale of the Offered Shares by the Underwriter or any dealer as required by paragraph (b) of Item 12 of Form S-3. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical in content to any Prospectus delivered to the Underwriter for use in connection with the offering of the Offered Shares.

         (b) The Company and the transactions contemplated by this Agreement meet the requirements and the conditions for use of a registration statement on Form S-3 under the Act and the 1933 Act Rules and Regulations as currently in effect and as in effect prior to October 21, 1992.

         (c) The Registration Statement, when it became effective and on each Closing Date (as defined in Section 3) (i) contained or will contain all information required to be set forth therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the 1933 Act Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. On the date of filing with the Commission pursuant to Rule 424(b) and on each Closing Date, the Prospectus, as amended or supplemented at any such time (i) contained or will contain all information required to be set forth therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the 1933 Act Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this Section 1(c) do not apply to statements in the Prospectus based upon written information concerning the Underwriter that was furnished to the Company by the Underwriter specifically for use in the preparation thereof, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

         (d) The Incorporated Documents when they became or become effective under the Act or were or are filed with the Commission under the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act, the 1933 Act Rules and Regulations, the Exchange Act and/or the rules and regulations of the Commission under the Exchange Act (the "Exchange Act Rules and Regulations"), as applicable, and did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         (e) The consolidated financial statements, including the related schedule and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, changes in financial position, shareholders' equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. In addition, all financial statements required by Rule 3-14 of Regulation S-X ("Rule 3-14") have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with the requirements of Rule 3-14. The pro forma financial information (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus complies as to form in all material respects to the applicable accounting requirements of the Act and the 1933 Act Rules and Regulations and management of the Company believes that the assumptions underlying the pro forma adjustments provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein and the related pro forma adjustments give appropriate effect to those assumptions. All necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the respective entity or entities presented therein the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act or the 1933 Act Rules and Regulations.

         (f) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; attached as Schedule I hereto is a true, correct and complete list of all of the subsidiaries of the Company controlled directly or indirectly by the Company (each, a "Subsidiary" and collectively, the "Subsidiaries"); there are no legal or governmental proceedings pending or threatened to which the Company, the Partnerships or any Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; there are no statutes or regulations applicable to the Company, the Partnerships or any Subsidiary or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company, the Partnerships or any Subsidiary of a character required to be disclosed and properly described therein; all agreements between the Company, the Partnerships or any Subsidiary and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, the Partnerships or the Subsidiary, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equity principles.

         (g) KPMG LLP, whose reports are incorporated by reference in the Registration Statement and Prospectus, are and, during the periods covered by their reports, was a registered independent public accounting firm within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and by the Public Company Accounting Oversight Board ("PCAOB").

         (h) Marks Paneth & Shron LLP, whose reports are incorporated by reference in the Registration Statement and Prospectus, are and, during the periods covered by their reports, was a registered independent public accounting firm within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and by the PCAOB.

2. Representations and Warranties of the Company and the Partnerships. As of the date of execution hereof and each Closing Date, the Company and each Partnership, jointly and severally, represent and warrant to, and agree with, the Underwriter that:

         (a) (1) The Company has been duly organized and is an existing statutory real estate investment trust in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and (2) except where the failure to so qualify or to be in good standing would not result in a material adverse change in the condition (financial or other), earnings, investment portfolio, business affairs or prospects of the Company, the Partnerships or the Subsidiaries, taken as a whole (a "Material Adverse Effect"), the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

         (b) (1) Each Partnership and each Subsidiary has been duly incorporated or formed, as the case may be, and each is existing and in good standing under the laws of the respective jurisdiction of incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; (2) except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, each Partnership and each Subsidiary is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; and (3) all of the issued and outstanding equity interests of each Partnership and each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and the equity interests of each Subsidiary owned by the Company or a Partnership, directly or through subsidiaries, are owned free from security interests, liens, claims, encumbrances and defects, except where such security interests, liens, claims, encumbrances and defects would not have a Material Adverse Effect. Immediately prior to the consummation of the transaction contemplated hereby and the applications of the net proceeds from the sale of the Offered Shares, the Company owns the sole general partnership interest and a majority of the limited partnership interests in each Partnership.

         (c) As of March 31, 2005, the Company had shareholders' equity of approximately $861,746,000, total mortgages and notes payable of approximately $758,487,000, no indebtedness under the Company's revolving line of credit, 49,133,925 total common shares outstanding, 5,374,499 total units of limited partnership interest in the Partnerships outstanding, 3,160,000 shares of Series B Cumulative Redeemable Preferred shares outstanding and 3,100,000 shares of Series C Cumulative Convertible Preferred shares outstanding. As of the date hereof, total indebtedness under the Company's revolving line of credit was approximately $99.0 million. Immediately prior to the First Closing Date, 49,301,514 Common Shares will be issued and outstanding. This Agreement and the issuance and sale of the Offered Shares hereunder has been duly authorized by all appropriate action of the Company, all outstanding shares of beneficial interest of the Company are, and, when the Offered Shares have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Shares will be, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; the issued and outstanding units of limited partnership interest in the Partnerships (the "Partnership Units") have been duly authorized by the Partnerships; all of the issued and outstanding shares of beneficial interest of the Company and outstanding Partnership Units have been offered, sold and issued by the Company or the applicable Partnership in compliance with all applicable laws, including without limitation, federal and state securities laws; except as described in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or equity interests in the Partnerships or any security convertible into or exchangeable for shares of beneficial interest of the Company or equity interests in the Partnerships, and the shareholders of the Company have no preemptive or similar rights with respect to any shares of beneficial interest of the Company.

         (d) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or the Partnership and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering, issuance and sale of the Offered Shares.

         (e) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or the Partnerships and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act other than the registration rights granted to (a) holders of limited partnership interests in the Partnerships and (b) joint venture partners pursuant to the Joint Venture Agreements.

         (f) The Offered Shares will be approved for listing on the New York Stock Exchange on or prior to the First Closing Date, subject to final notice of issuance.

         (g) No consent, approval, license, authorization, certificate, permit or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement including the valid authorization, issuance, sale and delivery of the Offered Shares, except such as may be required under state securities laws.

         (h) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Partnerships or the Subsidiaries or any of their properties, or any agreement or instrument to which the Company, the Partnerships or Subsidiary is a party or by which the Company, the Partnerships or any Subsidiary is bound or to which any of the Properties of the Company, the Partnerships or any Subsidiary is subject, or the charter, by-laws, partnership agreement, certificate of limited partnership, operating agreement or other organizational documents of the Company, the Partnerships or any Subsidiary, and the Company, has full power and authority to authorize, issue, sell and deliver the Offered Shares as contemplated by this Agreement.

         (i) This Agreement has been duly authorized, executed and delivered by the Company and the Partnerships and constitutes the legal, valid and binding obligation of the Company and the Partnerships enforceable against the Company and the Partnerships in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

         (j) Except as described in the Prospectus, the Company, the Partnerships or their Subsidiaries, and the joint ventures in which the Company, the Partnerships or their Subsidiaries has an ownership interest, have good and marketable title to all real properties and all other properties and assets owned by them (each, a "Property" and collectively, the "Properties"), in each case free from liens, encumbrances and defects, except where the existence of any lien, encumbrance or defect would not have a Material Adverse Effect; the Company, each Partnership or the Subsidiary has obtained an owner's title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties, except where the failure to obtain such owner's title insurance policy would not have a Material Adverse Effect; except as disclosed in the Prospectus, the Company, the Partnerships and the Subsidiaries hold any leased real or personal property under valid and enforceable leases, except where the invalidity or unenforceability of such leases, individually or collectively, would not have a Material Adverse Effect; no person has an option or right of first refusal to purchase all or part of any Property or any interest therein for other than the fair market value, except where the exercise of such option or right would not have a Material Adverse Effect; neither the Company, the Partnerships nor any Subsidiary has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to any of the Properties.

         (k) The Company, the Partnerships and the Subsidiaries possess adequate permits, licenses, franchises, certificates, authorities, consents, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now conducted by them or contemplated by the Prospectus and have not received any notice of proceedings relating to the revocation or modification of any such permits, licenses, franchises, certificates, authorities, consents, orders or approvals that, if determined adversely to the Company, the Partnerships or any Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

         (l) No labor dispute with the employees of the Company, the Partnerships or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

         (m) The Company, the Partnerships and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Partnerships or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

         (n) Except as otherwise described in the Prospectus, neither the Company, the Partnerships nor any Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction hereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any Property, except in material compliance with applicable laws; except as disclosed in the Prospectus, to the knowledge of the trustees and officers of the Company, the Properties are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste (collectively, "Environmental Laws"), and the Company, the Partnerships and the Subsidiaries are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the Prospectus, neither the Company, any Partnership or any Subsidiary has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the trustees and officers of the Company, threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company, the Partnerships or any Subsidiary; or that the Company, any Partnership or any Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et. seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the properties; or alleges that the Company, any Partnership or any Subsidiary is liable for any contamination of the environment, contamination of the Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws common law principles, or other legal standards. In the ordinary course of its business, the Company, the Partnerships and the Subsidiaries conduct Phase I environmental assessments on each of the Properties at the time such Property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company, the Partnerships and the Subsidiaries.

         (o) Except as described in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any Partnership or any Subsidiary or any of their respective Properties that, if determined adversely to the Company, any Partnership or such Subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Partnerships to perform their obligations under this Agreement, or which are otherwise material in the context of the offering, issuance, sale and delivery of the Offered Shares; and no such actions, suits or proceedings are threatened or, to the Company's or any Partnership's knowledge, contemplated.

         (p) Except as described in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change in the condition (financial or other), business, properties or results of operations of the Company, the Partnerships and the Subsidiaries, taken as a whole, that would constitute a Material Adverse Effect, and, except as disclosed in or the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

         (q) The Company has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms and is accumulated and communicated to the Company's management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company's and each Partnership's knowledge, neither the Company, any Partnership nor any Subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company, the Partnerships or any of the Subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company, the Partnerships or any of the Subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

         (r) Neither the Company, any Partnership or any Subsidiary is and, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

         (s) The Limited Partnership Agreement of each Partnership, including any amendments thereto (each a "Partnership

Agreement" and, together, the "Partnership Agreements"), has been duly and validly authorized, executed and delivered by all partners of the Partnership and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

         (t) The Company, the Partnership and the Subsidiaries have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses, except as would not have a Material Adverse Effect; neither the Company, the Partnerships nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective declaration of trust, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or in the performance or observance of any material obligation, agreement, covenant or condition contained in any material license, indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company, any Partnership or such Subsidiary is a party or by which any of them or their respective properties is bound, except where such breach, default or event would not have a Material Adverse Effect.

         (u) Each of the Company, the Partnerships or the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon, except where failure to so file or pay would not have a Material Adverse Effect; and no tax deficiency has been asserted against the Company, any Partnership or any Subsidiary, nor, to the knowledge of the trustees and officers of the Company, is any tax deficiency likely to be asserted against the Company or any Partnership; all tax liabilities, if any, are adequately provided for on the respective books of the entities.

         (v) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's current and proposed method of operation has enabled it and will enable it to meet the requirements for taxation as a real estate investment trust under the Code; each Partnership has been and will continue to be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

         (w) Each of the Company, each Partnership and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Partnerships and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

         (x) There are no material outstanding loans or advances or material guarantees of indebtedness by the Company, any Partnership or any Subsidiary to or for the benefit of any of the officers or trustees of the Company or any of their family members.

         (y) In connection with the offering of the Offered Shares, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Act or the 1933 Act Rules and Regulations; the Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Offered Shares, except as contemplated herein.

         (z) None of the entities which prepared appraisals of the Properties or Phase I environmental assessment reports with respect to such Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company, any Partnership or any Subsidiary, and none of their directors, officers or employees is connected with the Company, any Partnership or any Subsidiary as a promoter, selling agent, voting trustee, officer or employee.

         (aa) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended from time to time (the "Sarbanes-Oxley Act") that are effective, including Section 404 thereof, and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

         (bb) The Company is in material compliance with the current listing standards of the New York Stock Exchange and has made all material filings and/or certifications to the New York Stock Exchange on a timely basis.

         (cc) [Intentionally Omitted]

         (dd) The Company has implemented the "disclosure controls and procedures" (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the specified time periods, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

         (ee) The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation - Critical Accounting Policies" in certain documents incorporated by reference into the Registration Statement or the Prospectus accurately and fully describes (i) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management's most difficult, subjective or complex judgments ("critical accounting policies"), (ii) judgments and uncertainities affecting the application of critical accounting policies and
(iii) the explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company's board of trustees, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with the Company's legal advisers and independent accountants with regard to such disclosure. Since the date of the filing of the Company's Annual Report 10-K for the year ended December 31, 2004, the Company's auditors and the audit committee of the board of trustees of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial reporting or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         (ff) Since the date of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2004, except as disclosed in the Prospectus or the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2005, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies in such controls.

         (gg) Each agreement set forth on Schedule II hereto (the "Joint Venture Agreements") has been duly and validly authorized, executed and delivered by the Company, the Partnership and/or any Subsidiary which is a party thereto and constitutes a valid and binding agreement of the Company, such Partnership or Subsidiary, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

         (hh) Neither Company's nor any Partnership's or Subsidiary's performance of its respective obligations under the Joint Venture Agreements nor the consummation of any transactions contemplated thereby nor the fulfillment of the terms thereof by the Company or any Partnership will conflict with or, result in a breach or violation of (A) the charter, by-laws, partnership agreement, operating agreement, limited liability company certificate or certificate of limited partnership of the Company or any Partnership; (B) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such Partnership is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Partnership of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Partnership or any of its or their properties or, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Partnership, except where such conflict, breach, violation, creation or imposition, as the case may be, wound not have a Material Adverse Effect.

3. Purchase, Sale and Delivery of Offered Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $24.36 per share, the Offered Shares. The Underwriter represents and warrants that (a) it is purchasing the Offered Shares in its capacity as an underwriter and (b) such number of the Offered Shares will be allocated and delivered directly to the accounts of investors designated by the Underwriter to whom the Underwriter has sold such Offered Shares so that the Underwriter will not at any time have a beneficial ownership interest in more than 9.8% of the outstanding Common Shares of the Company.

         The Offered Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours' notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, including, at the option of the Underwriter, through the facilities of The Depository Trust Company ("DTC") for the account of the Underwriter, against payment by the Underwriter of the purchase price therefor in federal (same day) funds by wire transfer to an account at a bank acceptable to the Company drawn to the order of the Company, at the office of Hunton & Williams LLP, at 10:00 A.M., New York time, on July 18, 2005, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the "First Closing Date." The Company will, upon request of the Underwriter, cause certificates representing the Offered Shares to be made available for checking and packaging at least twenty-four hours prior to the First Closing Date with respect thereto at the offices of the Company located at One Penn Plaza, Suite 4015, New York, New York 10119-4015, or at the office of DTC or its designated custodian, as the case may be (each a "Designated Office").

4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Shares for sale to the public as set forth in the Prospectus.

5. Conditions of the Underwriter's Obligations. The obligations of the Underwriter to purchase the Offered Shares shall be subject to the accuracy of the representations and warranties on the part of the Company and the Partnerships contained herein as of the date of execution hereof and each Closing Date, to the accuracy of the statements of the Company and the Partnerships made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Partnerships of their obligations hereunder and to the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) No order preventing or suspending the use of the Prospectus shall have been or shall be in effect, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter.

         (c) The Company shall have furnished to the Underwriter on each Closing Date, a certificate, dated such Closing Date, signed by the Chairman of the Board or the President and the chief financial officer or chief accounting officer of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that (i) the representations and warranties of the Company and the Partnerships in this Agreement are true and correct on and as of such Closing Date or settlement date with the same effect as if made on such Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions to be performed or satisfied by it at or prior to such Closing Date;
(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of their knowledge, no proceedings for that purpose have been instituted or are pending under the Act; and (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.

         (d) The Company shall have requested and caused KPMG LLP to have furnished to the Underwriter, on the date hereof and at each Closing Date, letters, dated respectively as of the date hereof and as of such Closing Date, in form and substance satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

               (i) In their opinion the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

               (ii) On the basis of a reading of the latest unaudited financial information made available by the Company and its Subsidiaries, if any, for any period after March 31, 2005; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, trustees and executive, audit and compensation committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to March 31, 2005, nothing came to their attention which caused them to believe that:

                     (A) Any unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus are not stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement and Prospectus;

                     (B) With respect to the period subsequent to March 31, 2005, there were any increases, at a specified date not more than two days prior to the date of the letter, in the long-term debt of the Company and its Subsidiaries or changes in capital stock of the Company or decreases in the shareholders' equity of the Company as compared with the amounts shown on the March 31, 2005 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from March 31, 2005 to such specified date there were any decreases, as compared with the corresponding period in the prior year, in revenues or income before income taxes or in total or per share amounts of net income of the Company and its Subsidiaries, except in all instances for changes or decreases set forth in the "Subsequent Events" section of the Company's Quarterly Report on Form 10-Q and in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriter; and

                     (C) The information included or incorporated by reference in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected

Financial Data) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

               (iii) They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Prospectus or incorporated by reference into the Registration Statement and the Prospectus agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation, except as described in such letter.

         References to the Registration Statement and the Prospectus in this paragraph (d) are to such documents as amended and supplemented at the date of the letter.

         (e) The Company shall have requested and caused Marks Paneth & Shron LLP to have furnished to the Underwriter, on the date hereof and at each Closing Date, letters, dated respectively as of the date hereof and as of such Closing Date, in form and substance satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

               (i) In their opinion the audited financial information included or incorporated by reference in the Prospectus Supplement and reported on by them complies as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

               (ii) On the basis of a reading of the latest unaudited financial information made available by the Company and its Subsidiaries, with respect to the Company's acquisition of certain properties from affiliates of Wells Real Estate Investment Trust; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, trustees and executive, audit and compensation committees of the Company and the Subsidiaries, if necessary; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to June 29, 2005, nothing came to their attention which caused them to believe that:

                     (A) Any unaudited financial information included or incorporated by reference in the Prospectus Supplement relating to the Company's acquisition of certain properties from affiliates of Wells Real Estate Investment Trust is not stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Prospectus Supplement; and

                     (B) They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries relating to the Company's acquisition of certain properties from affiliates of Wells Real Estate Investment Trust) set forth in the Prospectus Supplement, the information included in the Company's Current Reports on Form 8-K incorporated by reference in the Prospectus Supplement agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation, except as described in such letter.

References to the Prospectus Supplement in this paragraph (e) are to such documents as amended and supplemented at the date of the letter.

         (f) The Underwriter shall have received on the Closing Date from (i) Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, an opinion, addressed to the Underwriter and dated such Closing Date in substantially the form attached hereto as Exhibit A-1; (ii) McKennon Shelton & Henn LLP, special Maryland counsel for the Company, an opinion, addressed to the Underwriter and dated such Closing Date in substantially the form attached hereto as Exhibit A-2;

         To the extent deemed advisable by Paul Hastings Janofsky & Walker LLP, such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials on the opinion of McKennon Shelton & Henn LLP as to matters of Maryland law and on the opinions of other counsel satisfactory to the Underwriter as to matters which are governed by laws other than the laws of Maryland, New York, Delaware or the federal laws of the United States; provided that McKennon Shelton & Henn LLP and such other counsel shall state that, in their opinion, the Underwriter and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Underwriter and counsel for the Underwriter. Such other opinions shall also permit counsel for the Underwriter to rely thereon.

         (g) All proceedings taken in connection with the sale of the Offered Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter, and its counsel and the Underwriter shall have received on each Closing Date from Hunton & Williams LLP a favorable opinion, addressed to the Underwriter, with respect to the Offered Shares, the Registration Statement and the Prospectus, and such other related matters, as the Underwriter may reasonably request, and the Company shall have furnished to Hunton & Williams LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (h) As soon as possible, but not later than the time of the First Closing Date, the Company shall have furnished to the Underwriter a letter substantially in the form of Exhibit B hereto executed by each executive officer and trustee of the Company addressed to the Underwriter.

         (i) The Offered Shares shall have been approved for listing, and admitted and authorized for trading, on the New York Stock Exchange, subject to notice of issuance.

         (j) The Company shall have furnished or caused to be furnished to the Underwriter such further certificates or documents as the Underwriter shall reasonably request.

6.       Certain Agreements of the Company.

         (a) The Company agrees with the Underwriter that:

               (i) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Offered Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective. Prior to the termination of the offering of the Offered Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing;

               (ii) The Company will promptly advise the Underwriter (1) when the Final Prospectus shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Offered Shares, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof;

               (iii) If, at any time when a prospectus relating to the Offered Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act, the Exchange Act or the respective rules thereunder, the Company promptly shall (A) notify the Underwriter of such event,
(B) prepare and file with the Commission, subject to the second sentence of paragraph (i) of this Section 6(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance and (C) supply any supplemented Prospectus to you in such quantities as you may reasonably request;

               (iv) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter (to the extent unavailable on open-access public filing retrieval systems) an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

               (v) Upon your request, the Company shall furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof), so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request. The Company shall pay the expenses of printing or other production of all documents relating to the offering of the Offered Shares;

              (vi) The Company will arrange, if necessary, for the qualification of the Offered Shares for sale under the laws of such jurisdictions as the Underwriter may designate, will maintain such qualifications in effect so long as required for the distribution of the Offered Shares and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Shares, in any jurisdiction where it is not now so subject;

               (vii) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the New York Stock Exchange (including as required by the Exchange Act); and

               (viii) The Company and the Partnerships will apply the net proceeds from the offering and sale of the Offered Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

         (b) For a period of 90 days after the date of the Prospectus Supplement (the "Lock-Up Period"), the Company will not, directly or indirectly, (1) offer, pledge, sell, or contract to sell any Common Shares, (2) sell any option or contract to sell any Common Shares, (3) purchase any option or contract to sell any Common Shares, (4) grant any option, right or warrant to purchase any Common Shares, (5) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Common Shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, (6) take any of the foregoing actions with respect to any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, (7) file with the Commission a registration statement under the Act relating to any additional Common Shares or securities convertible into or exchangeable or exercisable for its Common Shares, or (8) publicly disclose the intention to take any of the foregoing actions, without the prior written consent of the Underwriter, except issuances of Common Shares or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares (A) in connection with any acquisitions, joint ventures or similar arrangements, so long as the recipients of those shares agree not to sell or transfer those shares in a public market transaction during the Lock-Up Period, (B) upon the exercise of outstanding employee stock options,
(C) and options pursuant to employee benefit plans, (D) pursuant to non-employee director or trustee stock plans,

(E) pursuant to the Company's dividend reinvestment plan, or (F) upon conversion of any currently outstanding convertible securities.

         (c) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

         (d) If the sale of the Offered Shares provided for herein is not consummated because (i) any condition to the obligations of the Underwriter set forth in this Section 6 is not satisfied other than by reason of a default by the Underwriter with respect to its obligations hereunder, (ii) of any termination pursuant to Section 9 hereof other than by reason of a default by the Underwriter with respect to its obligations hereunder or (iii) of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter of its obligations hereunder, then the Company will reimburse the Underwriter on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Offered Shares; provided, however, that the Company shall not be required to reimburse more than $30,000 of the Underwriter's out-of-pocket expenses pursuant to this Section 6(d) if the sale of the Offered Shares provided for herein is not consummated because of a termination of this Agreement by the Underwriter that results from any event after the date of this Agreement but prior to delivery of and payment for the Offered Shares that has no direct relation to the Company or its business or properties, including, but not limited to, (i) if trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by federal or New York State authorities; or (iii) there shall have occurred any new outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Offered Shares as contemplated by the Prospectus.

7.       Indemnification.

         (a) The Company and the Partnerships, jointly and severally, agree to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person, if any, who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including, without limitation to, any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any blue sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Offered Shares under the securities laws thereof or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) in whole or in part upon any breach of the representations and warranties set forth in Section 1 hereof; or
(iii) in whole or in part upon any failure of the Company to perform any of its obligations hereunder or under law, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) The Underwriter agrees to indemnify and hold harmless the Company and the Partnerships and each person, if any, who controls the Company and the Partnerships within the meaning of either the Act or the Exchange Act, each trustee of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the Prospectus; provided, however, that the obligation of the Underwriter to indemnify the Company (including any controlling person, trustee or officer thereof) shall be limited to the net proceeds received by the Company from the Underwriter. The Company acknowledges that, under the heading "Underwriting" in the Prospectus, (i) the fourth paragraph describing the manner in which the Underwriter will offer and sell the Offered Shares and (ii) the section entitled "Price Stabilization and Short Positions" constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have.

         (c) Any party that proposes to assert the right to be indemnified under this Section 7 (or contribution under Section 8 hereof, as further provided in the last sentence to this Section 7(c)) will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. The failure so to notify the indemnifying party will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, suit or proceeding, the indemnified party shall have the right to employ separate counsel

(including local counsel) in any such action, and the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action, claim or proceeding in respect of which any indemnified party is or could have been a party and indemnity or contribution may have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims arising out of such action, claim or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. If an indemnifying party has agreed to assume the defense of any claim against an indemnified party, the indemnified party shall provide the indemnifying party with prior written notice of any proposed settlement and shall not complete any settlement without the prior written consent of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a) or 7(b) hereof is due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or 7(b) hereof, the Company and the Partnerships, jointly and severally, and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Partnerships and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnerships on the one hand and the Underwriter on the other from the offering of the Offered Shares or, if such allocation is unavailable for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discount received by the Underwriter, in each case as set forth on the cover page of the Prospectus. The relative fault of the Company and the Partnerships or the Underwriter shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Partnerships and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Offered Shares purchased by the Underwriter hereunder; and (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company and the Partnerships within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each trustee of the Company shall have the same rights to contribution as the Company and the Partnerships, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this Section 8.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Offered Shares, if at any time after the date of this Agreement but prior to delivery of and payment for the Offered Shares (i) trading in the Company's Common Shares shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by federal or New York State authorities; or
(iii) there shall have occurred any new outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Offered Shares as contemplated by the Prospectus (exclusive of any supplement thereto).

         If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Underwriter other than with respect to the Company's obligation to reimburse the Underwriter's out-of-pocket expenses to the extent provided in Section 6(d) hereof, and the Underwriter shall not be under any liability to the Company, except that the Underwriter shall not be relieved of liability to the Company as a result of the failure or refusal by the Underwriter to purchase the Offered Shares agreed to be purchased under this Agreement without some reason sufficient hereunder to justify cancellation or termination by the Underwriter of its obligations under this Agreement.

10.      Miscellaneous.

         (a) The respective agreements, representations, warranties, indemnities and other statements of the Company and the Partnerships or their officers and of the Underwriter set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Offered Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         (b) This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8, and no other person will have right or obligation hereunder.

         (c) All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Underwriter, Wachovia Capital Markets, LLC, 7 St. Paul Street, 1st Floor, Baltimore, Maryland 21202, Attention: Mark Waxman, Director, with a copy to: Hunton & Williams Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074 Attention: Daniel M. Lebey, Esq. and (b) if to the Company, to Lexington Corporate Properties Trust, One Penn Plaza, Suite 4015, New York, New York 10119 Attention: T. Wilson Eglin, Chief Executive Officer, with a copy to: Paul Hastings Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022-3205 Attention: Mark Schonberger, Esq.

         (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         (e) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         (f) The section headings used herein are for convenience only and shall not affect the construction hereof.

                            [SIGNATURES ON NEXT PAGE]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriter.

                         Very truly yours,

                         Lexington Corporate Properties Trust

                         By: /s/ T. Wilson Eglin
                             ------------------------------------------
                             Name:  T. Wilson Eglin
                             Title: Chief Executive Officer, President and Chief
                                    Operating Officer

                         Lepercq Corporate Income Fund L.P.

                         By: Lex GP-1 Trust, general partner

                         By: /s/ T. Wilson Eglin
                             -----------------------------------------------
                             Name:  T. Wilson Eglin
                             Title: President

                         Lepercq Corporate Income Fund II L.P.

                         By: Lex GP-1 Trust, general partner

                         By: /s/ T. Wilson Eglin
                             -----------------------------------------------
                             Name:  T. Wilson Eglin
                             Title: President

                         Net 3 Acquisition L.P.

                         By: Lex GP-1 Trust, general partner

                         By: /s/ T. Wilson Eglin
                             -------------------------------------------------
                             Name:  T. Wilson Eglin
                             Title: President


                       [SIGNATURES CONTINUE ON NEXT PAGE]

The foregoing Agreement is hereby confirmed and accepted as of this 12th day of July, 2005.


Wachovia Capital Markets, LLC


By: /s/ Mark Waxman
   -----------------------------------------
     Name:  Mark Waxman
     Title: Director

                                   Schedule I
                                   ----------

              SUBSIDIARIES OF LEXINGTON CORPORATE PROPERTIES TRUST
                         (JURISDICTION OF ORGANIZATION)

BARNES ROCKSHIRE ASSOCIATES LIMITED PARTNERSHIP (MARYLAND) BARNGIANT LIVINGSTONE ASSOCIATES LIMITED PARTNERSHIP (MARYLAND) FARRAGUT REMAINDERMAN I LIMITED PARTNERSHIP (MASSACHUSETTS) FARRAGUT REMAINDERMAN II LIMITED PARTNERSHIP (MASSACHUSETTS) FEDERAL SOUTHFIELD LIMITED PARTNERSHIP (MASSACHUSETTS)
LEPERCQ CORPORATE INCOME FUND II L.P. (DELAWARE)
LEPERCQ CORPORATE INCOME FUND L.P. (DELAWARE)
LEX GP-1 TRUST (DELAWARE)
LEX LP-1 TRUST (DELAWARE)
LEXINGTON ALLEN L.P. (DELAWARE)
LEXINGTON ALLEN MANAGER LLC (DELAWARE)
LEXINGTON ATLANTA L.P. (DELAWARE)
LEXINGTON ATLANTA MANAGER LLC (DELAWARE)
LEXINGTON AUBURN HILLS L.L.C. (DELAWARE)
LEXINGTON AUBURN HILLS, INC. (DELAWARE)
LEXINGTON BATON ROUGE L.L.C. (LOUISIANA)
LEXINGTON BCBS L.L.C. (SOUTH CAROLINA)
LEXINGTON BHI TRUST (DELAWARE)
LEXINGTON BOCA L.L.C. (DELAWARE)
LEXINGTON BOCA MANAGER L.L.C. (DELAWARE)
LEXINGTON BREMERTON LLC (DELAWARE)
LEXINGTON BREMERTON MANAGER LLC (DELAWARE)
LEXINGTON BRISTOL L.P. (DELAWARE)
LEXINGTON BRISTOL MANAGER, INC. (DELAWARE)
LEXINGTON BROADFIELD L.P. (DELAWARE)
LEXINGTON BROADFIELD MANAGER LLC (DELAWARE)
LEXINGTON BULVERDE L.P. (DELAWARE)
LEXINGTON BULVERDE MANAGER LLC (DELAWARE)
LEXINGTON CARROLLTON L.P. (DELAWARE)
LEXINGTON CARROLLTON MANAGER LLC (DELAWARE)
LEXINGTON CENTERPOINT L.P. (DELAWARE)
LEXINGTON CENTERPOINT MANAGER LLC (DELAWARE)
LEXINGTON CHELMSFORD LLC (DELAWARE)
LEXINGTON CHELMSFORD MANAGER LLC (DELAWARE)
LEXINGTON CHESTER INDUSTRIAL, L.L.C. (SOUTH CAROLINA)
LEXINGTON CHESTER MANAGER, INC. (SOUTH CAROLINA)
LEXINGTON CLIVE LLC (DELAWARE)
LEXINGTON CLIVE MANAGER LLC (DELAWARE)
LEXINGTON COLUMBIA EXPANSION L.L.C. (SOUTH CAROLINA)
LEXINGTON COLUMBIA EXPANSION MANAGER, INC. (SOUTH CAROLINA) LEXINGTON COLUMBIA MANAGER INC. (SOUTH CAROLINA)

LEXINGTON COLUMBIA MASTER L.L.C. (DELAWARE)
LEXINGTON COLUMBIA MASTER MANAGER, INC. (DELAWARE)
LEXINGTON CONTRIBUTIONS INC. (DELAWARE)
LEXINGTON CROSSPOINT L.P. (DELAWARE)
LEXINGTON CROSSPOINT MANAGER LLC (DELAWARE)
LEXINGTON DANVILLE L.L.C. (DELAWARE)
LEXINGTON DECATUR LLC (DELAWARE)
LEXINGTON DECATUR MANAGER LLC (DELAWARE)
LEXINGTON DILLON EXPANSION LLC (DELAWARE)
LEXINGTON DILLON LLC (DELAWARE)
LEXINGTON DILLON MANAGER LLC (DELAWARE)
LEXINGTON DOVER LLC (DELAWARE)
LEXINGTON DRAKE L.P. (DELAWARE)
LEXINGTON DRAKE MANAGER LLC (DELAWARE)
LEXINGTON DRY RIDGE CORP. (DELAWARE)
LEXINGTON DRY RIDGE MEZZ CORP. (DELAWARE)
LEXINGTON DUBUQUE LLC (DELAWARE)
LEXINGTON DUBUQUE MANAGER INC. (DELAWARE)
LEXINGTON DULLES LLC (DELAWARE)
LEXINGTON DULLES MANAGER L.L.C. (DELAWARE)
LEXINGTON ELIZABETHTOWN 730 CORP. (DELAWARE)
LEXINGTON ELIZABETHTOWN 730 MEZZ CORP. (DELAWARE)
LEXINGTON ELIZABETHTOWN 750 CORP. (DELAWARE)
LEXINGTON ELIZABETHTOWN 750 MEZZ CORP. (DELAWARE)
LEXINGTON ENGLISH TRUST (DELAWARE)
LEXINGTON FARMINGTON HILLS LLC (DELAWARE)
LEXINGTON FARMINGTON HILLS MANAGER LLC (DELAWARE)
LEXINGTON FINANCE LP (DELAWARE)
LEXINGTON FINANCE MANAGER LLC (DELAWARE)
LEXINGTON FLORENCE L.L.C. (DELAWARE)
LEXINGTON FLORENCE MANAGER L.L.C. (DELAWARE)
LEXINGTON FORT MEYERS L.P. (DELAWARE)
LEXINGTON FORT MEYERS MANAGER LLC (DELAWARE)
LEXINGTON FORT MILL II LLC (DELAWARE)
LEXINGTON FORT MILL LLC (DELAWARE)
LEXINGTON FORT MILL MANAGER II LLC (DELAWARE)
LEXINGTON FORT MILL MANAGER LLC (DELAWARE)
LEXINGTON FOXBORO I LCC (DELAWARE)
LEXINGTON FOXBORO II LCC (DELAWARE)
LEXINGTON FOXBORO MANAGER I LCC (DELAWARE)
LEXINGTON FOXBORO MANAGER II LCC (DELAWARE)
LEXINGTON GEARS L.P. (DELAWARE)
LEXINGTON GEARS MANAGER LLC (DELAWARE)
LEXINGTON GLENDALE L.L.C. (DELAWARE)
LEXINGTON GLENDALE MANAGER L.L.C. (DELAWARE)
LEXINGTON GREENVILLE MANAGER INC. (DELAWARE)

LEXINGTON GROVEPORT L.L.C. (DELAWARE)
LEXINGTON GROVEPORT MANAGER L.L.C. (DELAWARE)
LEXINGTON HAMPTON L.L.C. (DELAWARE)
LEXINGTON HARRISBURG L.P. (DELAWARE)
LEXINGTON HARRISBURG MANAGER LLC (DELAWARE)
LEXINGTON HERNDON, INC. (DELAWARE)
LEXINGTON HIGH POINT LLC (DELAWARE)
LEXINGTON HIGH POINT MANAGER LLC (DELAWARE)
LEXINGTON HOPKINSVILLE CORP. (DELAWARE)
LEXINGTON HOPKINSVILLE MEZZ CORP. (DELAWARE)
LEXINGTON INDIANAPOLIS L.P. (DELAWARE)
LEXINGTON INDIANAPOLIS MANAGER LLC (DELAWARE)
LEXINGTON ISS HOLDINGS L.P. (DELAWARE)
LEXINGTON JACKSON LLC (DELAWARE)
LEXINGTON JACKSON MANAGER INC. (DELAWARE)
LEXINGTON JACKSONVILLE L.P. (DELAWARE)
LEXINGTON JACKSONVILLE MANAGER LLC (DELAWARE)
LEXINGTON JOHNS CREEK L.P. (DELAWARE)
LEXINGTON JOHNS CREEK MANAGER LLC (DELAWARE)
LEXINGTON KALAMAZOO L.P. (DELAWARE)
LEXINGTON KALAMAZOO MANAGER LLC (DELAWARE)
LEXINGTON KINGSTON DOUGHTEN INC. (DELAWARE)
LEXINGTON KINGSTON DOUGHTEN L.P. (DELAWARE)
LEXINGTON KINGSTON MAIN INC. (DELAWARE)
LEXINGTON KINGSTON MAIN L.P. (DELAWARE)
LEXINGTON KNOXVILLE L.L.C. (DELAWARE)
LEXINGTON KNOXVILLE MANAGER L.L.C. (DELAWARE)
LEXINGTON LAKE FOREST L.L.C. (DELAWARE)
LEXINGTON LAKE FOREST MANAGER L.L.C. (DELAWARE)
LEXINGTON LAKEWOOD L.P. (DELAWARE)
LEXINGTON LAKEWOOD MANAGER LLC (DELAWARE)
LEXINGTON LANCASTER II L.L.C. (DELAWARE)
LEXINGTON LANCASTER L.L.C. (DELAWARE)
LEXINGTON LANCASTER MANAGER L.L.C. (DELAWARE)
LEXINGTON LION RICHMOND L.P. (DELAWARE)
LEXINGTON LIVONIA L.L.C. (MICHIGAN)
LEXINGTON LOS ANGELES L.P. (DELAWARE)
LEXINGTON LOS ANGELES MANAGER LLC (DELAWARE)
LEXINGTON MECHANICSBURG INC. (DELAWARE)
LEXINGTON MECHANICSBURG L.P. (DELAWARE)
LEXINGTON MEMORIAL L.L.C. (DELAWARE)
LEXINGTON MIDLOTHIAN L.P. (DELAWARE)
LEXINGTON MIDLOTHIAN MANAGER LLC (DELAWARE)
LEXINGTON MILLINGTON L.P. (DELAWARE)
LEXINGTON MILLINGTON MANAGER LLC (DELAWARE)
LEXINGTON MILPITAS L.L.C. (CALIFORNIA)

LEXINGTON MILPITAS MANAGER L.L.C. (DELAWARE)
LEXINGTON MILPITAS MANAGER, INC. (CALIFORNIA)
LEXINGTON MINNEAPOLIS L.L.C. (DELAWARE)
LEXINGTON MOODY L.P. (DELAWARE)
LEXINGTON MOODY LLC (DELAWARE)
LEXINGTON MULTI-STATE HOLDINGS L.P. (DELAWARE)
LEXINGTON NEWPORT LLC (DELAWARE)
LEXINGTON NEWPORT MANAGER LLC (DELAWARE)
LEXINGTON NORTHCHASE L.P. (DELAWARE)
LEXINGTON OC L.L.C. (DELAWARE)
LEXINGTON OKLAHOMA CITY L.P. (DELAWARE)
LEXINGTON OKLAHOMA CITY MANAGER LLC (DELAWARE)
LEXINGTON OLIVE BRANCH LLC (DELAWARE)
LEXINGTON OLIVE BRANCH MANAGER LLC (DELAWARE)
LEXINGTON OWENSBORO CORP. (DELAWARE)
LEXINGTON OWENSBORO MEZZ CORP. (DELAWARE)
LEXINGTON REAL ESTATE INCOME TRUST (MARYLAND)
LEXINGTON REALTY ADVISORS, INC. (DELAWARE)
LEXINGTON RICHMOND L.L.C. (DELAWARE)
LEXINGTON RICHMOND MANAGER, INC. (DELAWARE)
LEXINGTON SAN ANTONIO L.P. (DELAWARE)
LEXINGTON SAN ANTONIO MANAGER LLC (DELAWARE)
LEXINGTON SCOTTSDALE L.P. (DELAWARE)
LEXINGTON SCOTTSDALE MANAGER LLC (DELAWARE)
LEXINGTON SKY HARBOR L.L.C. (DELAWARE)
LEXINGTON SOUTHFIELD LLC (DELAWARE)
LEXINGTON SOUTHINGTON LP (DELAWARE)
LEXINGTON SOUTHINGTON MANAGER LLC (DELAWARE)
LEXINGTON TEMPE L.P. (DELAWARE)
LEXINGTON TEMPE MANAGER LLC (DELAWARE)
LEXINGTON TEMPLE L.P. (DELAWARE)
LEXINGTON TEMPLE MANAGER TRUST (DELAWARE)
LEXINGTON TENNESSEE HOLDINGS L.P. (DELAWARE)
LEXINGTON TEXAS HOLDINGS L.P. (DELAWARE)
LEXINGTON TEXAS HOLDINGS TRUST (DELAWARE)
LEXINGTON TEXAS MANAGER LLC (DELAWARE)
LEXINGTON TIC OK HOLDINGS L.P. (DELAWARE)
LEXINGTON TIC OK LLC (DELAWARE)
LEXINGTON TULSA L.P. (DELAWARE)
LEXINGTON TULSA MANAGER LLC (DELAWARE)
LEXINGTON VALLEY FORGE II L.P. (DELAWARE)
LEXINGTON VALLEY FORGE L.P. (DELAWARE)
LEXINGTON WALL L.P. (DELAWARE)
LEXINGTON WALL LLC (DELAWARE)
LEXINGTON WALLINGFORD LLC (DELAWARE)
LEXINGTON WALLINGFORD MANAGER LLC (DELAWARE)

LEXINGTON WARREN L.L.C. (DELAWARE)
LEXINGTON WATERLOO LLC (DELAWARE)
LEXINGTON WATERLOO MANAGER LLC (DELAWARE)
LEXINGTON WAXAHACHIE L.P. (DELAWARE)
LEXINGTON WAXAHACHIE LLC (DELAWARE)
LEXINGTON WESTMONT L.L.C. (DELAWARE)
LEXMEM, INC. (DELAWARE)
L-REIT GENERAL PARTNER LLC (DELAWARE)
L-REIT LIMITED PARTNER LLC (DELAWARE)
L-REIT OPERATING PARTNERSHIP L.P. (DELAWARE)
LXP CANTON, INC. (DELAWARE)
LXP FUNDING CORP. (DELAWARE)
LXP GP, LLC (DELAWARE)
LXP I TRUST (DELAWARE)
LXP I, L.P. (DELAWARE)
LXP II, INC. (DELAWARE)
LXP II, L.P. (DELAWARE)
LXP ISS MANAGER LLC (DELAWARE)
LXP LCI LLC (DELAWARE)
LXP MEMORIAL L.L.C. (DELAWARE)
LXP MULTI-STATE MANAGER LLC (DELAWARE)
LXP REALTY INCOME FUND L.P. (DELAWARE)
LXP RIF MANAGER LLC (DELAWARE)
LXP TEXAS HOLDINGS MANAGER LLC (DELAWARE)
NET 1 HENDERSON L.L.C. (NORTH CAROLINA)
NET 1 PHOENIX L.L.C. (ARIZONA)
NET 2 CANTON L.L.C. (DELAWARE)
NET 2 COX L.L.C. (DELAWARE)
NET 2 HAMPTON L.L.C. (DELAWARE)
NET 2 OCALA L.L.C. (FLORIDA)
NET 2 PLYMOUTH INC. (DELAWARE)
NET 2 PLYMOUTH L.L.C. (DELAWARE)
NET 2 STONE L.L.C. (DELAWARE)
NET 3 ACQUISITION L.P. (DELAWARE)
NORTH TAMPA ASSOCIATES (FLORIDA)
PGA PROFESSIONAL CENTER PROPERTY OWNERS ASSOCIATION, INC. (FLORIDA) PHOENIX HOTEL ASSOCIATES LIMITED PARTNERSHIP (ARIZONA)
SAVANNAH WATERFRONT HOTEL L.L.C. (GEORGIA)
UNION HILLS ASSOCIATES (ARIZONA)
UNION HILLS ASSOCIATES II (ARIZONA)

                                   Schedule II
                                   -----------

                            JOINT VENTURE AGREEMENTS

1. Operating Agreement of Lexington Acquiport Company, LLC ("LAC I"), dated as of July 14, 1999, by Lexington Corporate Properties Trust ("LXP") and The Comptroller of the State of New York, as Trustee of the Common Retirement Fund ("CRF").

2. Operating Agreement of Lexington Acquiport Company II, LLC ("LAC II"), dated as of December 5, 2001, by LXP and the Fund.

3. First Amendment to Operating Agreement of LAC I, dated as of December 5, 2001, by LXP and the Fund.

4.            Limited Partnership Agreement of Lexington/Lion Venture L.P.
              ("Lion"), dated as of October 1, 2003, among LXP, LXP GP, LLC ("LXP GP"), CLPF-LXP/LV, L.P. ("CLPF LP") and CLPF-LXP/Lion Venture GP, LLC ("CLPF GP").

5. First Amendment to the Limited Partnership Agreement of Lion, dated as of December 4, 2003, among LCP, LXP GP, CLPF LP and CLPF GP.

6. Second Amendment to the Limited Partnership Agreement of Lion, effective as of August 11, 2004, among LCP, LXP GP, CLPF LP and CLPF GP.

7. Limited Liability Company Agreement of Triple Net Investment Company LLC ("TNI"), dated as of June 4, 2004, between LXP and the Utah State Retirement Investment Fund ("USRIF").

8. First Amendment to Limited Liability Company Agreement of TNI, dated as of December 22, 2004, between LXP and USRIF.